Exhibit 10.15

Supplier Agreement

Supplier:  Xinjiang Guansheng Technology Chemistry Co., Ltd
Buyer: Fujian Zhongde Technology Co., Ltd
Date:  March. 05, 2007
Place:  Fuqing

According to the "Contract Law of P.R.of China" and friendly negotiation, both sides of supplier and buyer, agreed to fulfill this contract on the following clauses:

I. Name, index, quantity, unit price and package of goods:

Name of Product	Packing	Quantity(T)	Unit price (including tax)	Amount
Vegetable Oleic Acid	Pure water	466.2	4,500 yuan/T	2,097,900yuan

II: Delivery date: before March 31st, 2007
III. Delivery location: Buyer’s plant
IV. Transportation method and expense: the supplier undertake the expense of goods transportation
V. Delivery and Balance Method: Instant test after products arrival, pay cash after testing, then unload and supplier take back the barrels
VI. If both parties involved in disputes, it shall be solved through negotiation first; If not, it shall issue at the local court.
Each Party keeps one copy of this agreement, it shall effective at the above signature date.

Supplier(SEAL): Xinjiang Guansheng Technology Chemistry Co., Ltd
Address: Wulumuqi Oil Chemical Industry Park
Tel: 0994-5326 777

Buyer(SEAL):Fujian Zhongde Technology Co., Ltd.
Address: Fuqing Longtianzhen Fulu Industry Park
Tel: 139 0500 2670; 0591-8577 1034